A Year in Review

➢Acceptance Strategies in 2001

- Exit all remaining P&C business
  - March 2001: Sale of 18 books, including Fine Arts, Hole in One, Livestock Mortality, Surety Bonds and Temporary Help
  - May 2001: Sale of Farm & Ranch and Flood programs
  - May 2001: Sale of nine books, including Umbrella, Commercial Auto and Garage/Liquor
  - May 2001: Agreement for sale of Acceptance Casualty Insurance Company and Acceptance Indemnity Insurance Company